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Exhibit 21

Mentor Graphics' Subsidiaries

As of December 31, 2000

Active Subsidiaries

Anacad Electrical Engineering Software Sarl
Descon Informationssysteme GmbH & Co. KG
Harness Software GmbH
Harness Software Inc.
Harness Software Limited
HSL Holdings Limited
Mentor Design Systems Private Limited
Mentor Graphics (Barbados) Ltd.
Mentor Graphics (Canada) Limited
Mentor Graphics (Deutschland) GmbH
Mentor Graphics (Egypt)
Mentor Graphics (Espana) S.L.
Mentor Graphics (Finland) Oy
Mentor Graphics (France) SARL
Mentor Graphics (India) Private Limited
Mentor Graphics (Ireland) Limited
Mentor Graphics (Israel) Limited
Mentor Graphics (Japan) Co. Ltd.
Mentor Graphics (Netherlands Antilles) N.V.
Mentor Graphics (Scandinavia) AB
Mentor Graphics (Schweiz) AG
Mentor Graphics (Taiwan) Co. Ltd.
Mentor Graphics (UK) Limited
Mentor Graphics Asia PTE
Mentor Graphics Eurl
Mentor Korea Company, Ltd.
Mentor Media (Singapore)
Meta Systems SARL
Microtec Research Limited

Holding Subsidiaries

Mentor Graphics (Holdings) Limited
Mentor Graphics Finance B.V.
Mentor Graphics (Netherlands) B.V.
Mentor Graphics (UK No. 2) Limited

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Exhibit 21 Mentor Graphics' Subsidiaries As of December 31, 2000